EXHIBIT 10.3

                       Collaboration and Licence Agreement

                                     Between

                           Arrow Therapeutics Limited
                                       and
                         Triangle Pharmaceuticals, Inc.
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THIS AGREEMENT, made as of this 15th day of July, 2000, BETWEEN Arrow
Therapeutics Limited a UK company with its principal place of business at Woodmansterne Road, Carshalton, Surrey, SM5 4DS England ("ARROW") and Triangle Pharmaceuticals Inc. a company incorporated in the State of Delaware with offices at 4 University Place, 4611 University Drive, Durham. N.C. 27707 USA ("TRIANGLE").

WHEREAS,

ARROW and TRIANGLE wish to collaborate on the discovery and development of Hepatitis C inhibitors which act through the viral replicase enzyme.

ARROW has rights in relation to a replicase enzyme assay (the "HCV Replicase Assay") and has selected, and has access to, what it believes is a suitable library of compounds to screen in the HCV Replicase Assay.

TRIANGLE has received certain confidential information about the project over the course of several months commencing 22 September 1999, for evaluation and as a result now wishes to collaborate with ARROW to identify a suitable compound or compounds for development for world-wide sale for the treatment of Hepatitis C.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1. DEFINITIONS AND INTERPRETATION

For purposes of this AGREEMENT, the following definitions shall apply:

1.1 "ACQUISITION COST" shall mean the actual invoiced price paid by a party to any non-AFFILIATE third party for acquiring any item (e.g., ARROW-SELECTED COMPOUNDS, or TRIANGLE-SELECTED COMPOUNDS), including but not limited to, shipping and handling costs and customs duties incurred and paid by such party in
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connection with the acquisition of such item but excluding all value-added tax, excise and other sales and use taxes.

1.2 "AGREEMENT" or "LICENSE AGREEMENT" shall mean this AGREEMENT, including all Schedules attached to this AGREEMENT.

1.3 "AFFILIATE" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this AGREEMENT. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least fifty (50%) percent of the voting stock of the other corporation, or (a) in the absence of the ownership of at least fifty (50%) percent of the voting stock of a corporation or (b) in the case of a non-corporate business entity, or non-profit corporation, if (x) it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable or (y) for financial accounting and reporting purposes, a party consolidates the financial results of such corporation or non-corporate business entity with the financial results of such party.

1.4 "ARROW KNOW-HOW" shall mean, all inventions, data, information, results, know-how including, but not limited to, all manufacturing know-how of ARROW, and improvements, whether patented or not, relating to the SELECTED COMPOUNDS, the TRIANGLE-SOURCED COMPOUNDS and the PRODUCTS which are useful for the development, registration, manufacture, use or sale of the PRODUCTS and which are (a) owned by, rightfully held by and now in the possession of, or are licensed to, ARROW or (b) are developed or acquired by ARROW (other than from TRIANGLE or its AFFILIATES or SUB-LICENSEES) under this AGREEMENT during the period beginning on the EFFECTIVE DATE and ending upon termination or expiration of this AGREEMENT pursuant to Article 13, and (c) are not JOINT KNOW-HOW or a JOINT INVENTION.

1.5 "ARROW PATENTS" shall mean all patents and patent applications (whether filed or to be filed in the future), owned or controlled by ARROW or under which ARROW
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has a right to practice with the right to extend such right to practice to
TRIANGLE, which contain claims relevant to the manufacture, use or sale of the PRODUCTS which are filed prior to or during the term of this AGREEMENT in the United States or any foreign jurisdiction, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and any other United States and foreign patent or inventor's certificate with regard thereto. A complete list of ARROW PATENTS, as of the EFFECTIVE DATE, if any, is attached hereto as Schedule I. Schedule I shall be updated from time to time during the term hereof by ARROW promptly upon request by TRIANGLE.

1.6 "ARROW SELECTED COMPOUNDS" shall mean a SELECTED COMPOUND which is an ARROW-SOURCED COMPOUND.

1.7 "ARROW-SOURCED COMPOUNDS" shall mean the library of compounds identified by ARROW for further evaluation and outlined in Schedule II, attached hereto and made a part hereof.

1.8 "DATE OF LAUNCH" shall mean the date of first commercial sale of a given PRODUCT in a given country .

1.9 "DEVELOPMENT PROGRAMME" shall mean the development programme conducted by or on behalf of TRIANGLE as further described in Article 7 hereof.

1.10 "EFFECTIVE DATE" shall mean the date first written above.

1.11 "FDA" shall mean the United States Food and Drug Association or its successor entity.

1.12 "INFORMATION" shall mean all data and information supplied by one party to the other or otherwise acquired by one party from the other party under this
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AGREEMENT in accordance with the provisions of Article 9 hereof including but not limited to ARROW KNOW-HOW, ARROW-SOURCED COMPOUNDS, TRIANGLE-SOURCED COMPOUNDS, TRIANGLE KNOW-HOW AND JOINT KNOW-HOW as the context suggests.

1.13 "IND" shall mean authorisation from the FDA granting the right to undertake clinical trials with the PRODUCT or similar authorisation from any corresponding national health/regulatory authority anywhere in the world.

1.14 "JOINT INVENTION" shall mean any invention related to the SELECTED COMPOUNDS, the TRIANGLE-SOURCED COMPOUNDS or a PRODUCT whether patented or not, which are jointly made during the period beginning on the EFFECTIVE DATE and ending *** of this AGREEMENT pursuant to Article 13 by at least one (1) ARROW employee or person contractually or by law required to assign or license patent rights covering such inventions to ARROW and at least one (1) TRIANGLE employee or person contractually or by law required to assign or license patent rights covering such inventions to TRIANGLE.

1.15 "JOINT KNOW-HOW" shall mean all inventions, data, information, results, know-how and improvements, whether patented or not, relating to the SELECTED COMPOUNDS, the TRIANGLE-SOURCED COMPOUNDS or a PRODUCT which are useful for the development, registration, manufacture, use or sale of the PRODUCTS, and which are developed jointly by at least one (1) ARROW employee or person contractually required to assign or license such inventions, data, information, results, know-how and improvements to ARROW and at least one (1) TRIANGLE employee or person contractually required to assign or license such inventions, data, information, results, know-how and improvements to TRIANGLE, during the period beginning on the EFFECTIVE DATE and ending *** of this AGREEMENT pursuant to
Article 13.

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1.16 "JOINT STEERING COMMITTEE" shall mean the committee and any subgroups thereof, set up to oversee the RESEARCH PROGRAMME and the DEVELOPMENT PROGRAMME, whose terms of reference are detailed in Article 8 hereof.

1.17 "MAJOR MARKET COUNTRY" shall mean the *** .

1.18 "MANUFACTURING COST" in respect of a particular item (e.g., ARROW SELECTED COMPOUNDS, or TRIANGLE SELECTED COMPOUNDS), shall mean the ***

1.19 "NDA" shall mean a marketing authorisation granted by the FDA or similar national health/regulatory authority anywhere in the world.

1.20 "NET SALES" of a PRODUCT which contain as its active ingredient only a SELECTED COMPOUND, shall mean the gross sales of such PRODUCT invoiced by TRIANGLE or its AFFILIATES or SUB-LICENSEES to third party customers, less *** .

1.21 "NET SALES" of a PRODUCT which contain as its active ingredients one or more SELECTED COMPOUNDS in combination with other active ingredients (a "Combination Product") shall mean the gross sales of such Combination Product invoiced by TRIANGLE, its AFFILIATES or SUB-LICENSEES to third party customers,
      ***        , as applicable, for all active ingredients contained in such
PRODUCT, all determined in accordance with U.S. GAAP

1.22 "PHASE III", in respect of a clinical trial, shall mean well-controlled, pivotal studies in respect of a PRODUCT, the objective of which is to provide formal, statistically significant evidence of efficacy and safety in a large patient population performed in accordance with FDA requirements which are intended to form the basis of an NDA submission. "PHASE III COMMENCEMENT DATE" shall mean the date on which the

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first patient is administered a PRODUCT in a PHASE III clinical trial.

1.23 "PRODUCT" shall mean a pharmaceutical product containing a SELECTED COMPOUND selected for development by the JOINT STEERING COMMITTEE, alone or in combination with other active ingredients.

1.24 "REGISTRATION" shall mean, in relation to any PRODUCT, such approvals by the regulatory authorities in a given country (including pricing approvals) as may be legally required before such PRODUCT may be commercialised or sold in such country.

1.25 RESEARCH PROGRAMME" shall mean the research conducted by or on behalf of ARROW as described in Schedule III hereto.

1.26 "SELECTED COMPOUND" shall mean one or more compounds selected by the JOINT STEERING COMMITTEE from the ARROW-SOURCED COMPOUNDS and/or TRIANGLE-SOURCED COMPOUNDS.

1.27 "SUB-LICENSEE" shall mean a third party licensed by TRIANGLE to undertake development, manufacture and/or sale of SELECTED COMPOUND or PRODUCT on TRIANGLE's behalf and who agrees to assume the same responsibilities and obligations to ARROW as TRIANGLE.

1.28  "TERRITORY" shall mean the entire world.

1.29 "TRIANGLE SELECTED COMPOUNDS" shall mean a SELECTED COMPOUND which is a TRIANGLE-SOURCED COMPOUND.

1.30 "TRIANGLE-SOURCED COMPOUNDS" shall mean compounds supplied by TRIANGLE to ARROW for the purpose of screening by ARROW pursuant to the RESEARCH PROGRAMME in the HCV Replicase Assay.

1.31 "TRIANGLE KNOW-HOW" shall mean, all inventions, data, information, results,
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know-how, including but not limited to all manufacturing know-how of TRIANGLE, and improvements, whether patented or not, relating to the SELECTED COMPOUNDS and/or the TRIANGLE-SOURCED COMPOUNDS and the PRODUCTS which are useful for the development, registration, manufacture, use or sale of the PRODUCTS and which are (a) owned by, rightfully held by and now in the possession of, or are licensed to TRIANGLE; or (b) are developed or acquired by TRIANGLE (other than from ARROW and its AFFILIATES) during the period beginning on the EFFECTIVE DATE and ending upon termination expiration of this AGREEMENT pursuant to Article 13 and (c) are not JOINT KNOW-HOW or a JOINT INVENTION.

1.32 "TRIANGLE PATENTS" shall mean all patents and patent applications owned or controlled by TRIANGLE or under which TRIANGLE has a right to practice with the right to extend such right to practice to ARROW which contain claims the right to which are necessary for the development, registration, manufacture, use or sale of the SELECTED COMPOUNDS, the TRIANGLE-SOURCED COMPOUNDS or the PRODUCTS, including any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent application, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; and any other United States or foreign patent or inventor's certificate with regard thereto.

1.33 "VALID CLAIM" shall mean a claim of an issued and unexpired patent included within (a) in respect of TRIANGLE's royalty obligations to ARROW, the ARROW PATENTS, or a patent arising from a JOINT INVENTION and (b) in the case of ARROW's royalty obligations to TRIANGLE, the TRIANGLE PATENTS or a patent arising from a JOINT INVENTION, which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Where appropriate, words in the singular shall include in their meaning the plural and vice versa.
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Schedules annexed to this AGREEMENT comprise an integral part thereof.

ARTICLE 2. RESEARCH PROGRAMME

2.1 Following signature of this AGREEMENT and payment to ARROW by TRIANGLE of the sum set out in Section 6.1 hereof,

      2.1.1 ARROW shall initiate the screening campaign as set out in the RESEARCH PROGRAMME. ARROW shall use its best efforts to identify one or more lead candidates for evaluation by TRIANGLE but the final selection and prioritisation of SELECTED COMPOUNDS to be screened in the HCV Replicase Assay will be made by the JOINT STEERING COMMITTEE. For purposes of this AGREEMENT, "best efforts" shall mean that ARROW shall use efforts which are consistent with those used by it in its other research projects deemed to have comparable commercial potential.

      2.1.2 ARROW and TRIANGLE shall set up a JOINT STEERING COMMITTEE with representatives from both companies, the function and terms of reference of which are set out in Article 8 hereof.

      2.1.3 ARROW and TRIANGLE shall collaborate through the auspices of the JOINT STEERING COMMITTEE to agree protocols for the pre-clinical (ADME studies) and the clinical studies in good time prior to their intended commencement dates.

2.2 For the duration of the RESEARCH PROGRAMME as defined in Section 2.3 hereof, TRIANGLE shall have the right to submit up to *** compounds to be screened by ARROW at *** cost to TRIANGLE and the prioritisation of the TRIANGLE-SOURCED COMPOUNDS to be screened in the HCV Replicase Assay will

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be made by the JOINT STEERING COMMITTEE.

2.3 The RESEARCH PROGRAMME shall continue for an *** from EFFECTIVE DATE hereof extendable for up to a *** at TRIANGLE'S request subject to agreement by both parties of the terms of such extension including the costs therefor.

2.4 A SELECTED COMPOUND, will be removed by ARROW from the library of ARROW-SOURCED COMPOUNDS for all further screening purposes immediately following selection thereof. ARROW agrees not to use the library of ARROW-SOURCED COMPOUNDS in any screening programme for any HCV activity for the duration of the RESEARCH PROGRAMME.

2.5 Upon TRIANGLE's request, ARROW will promptly provide TRIANGLE with such information in ARROW's possession as may be reasonably useful to assist the JOINT STEERING COMMITTEE in its efforts to make a selection from the ARROW-SOURCED COMPOUNDS.

ARTICLE 3. GRANT OF LICENCE

3.1 ARROW hereby grants to TRIANGLE, and TRIANGLE hereby accepts, an exclusive licence, under the ARROW PATENTS and under ARROW KNOW-HOW, to make, have made, use, import, offer to sell, sell and have sold PRODUCTS in the TERRITORY during the term of this AGREEMENT. ARROW also grants TRIANGLE the right to sublicense subject to the SUB-LICENSEE's agreement to be bound by the obligations under this Agreement.

3.2 In the event TRIANGLE's license granted under Section 3.1 is terminated in a given country of the TERRITORY (other than by expiration or by TRIANGLE pursuant to Section 13.1 or 13.2 of this AGREEMENT), TRIANGLE hereby grants ARROW a non-exclusive right and license to practice the TRIANGLE PATENTS and TRIANGLE KNOW-HOW to make, have made, use, import, offer for sale, sell and have sold PRODUCTS

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(which contain ARROW-SELECTED COMPOUNDS as their active ingredients), with a right to sublicense in such country from and after the date of termination only to the extent such license has been terminated. The license granted pursuant to this Section 3.2 shall be subject to the payment of royalties and other amounts by ARROW to TRIANGLE. Such royalties and other amounts shall: (a) be agreed between the parties at the time based on the nature of the claims within the TRIANGLE PATENTS; (b) be paid in the same manner as prescribed in Article 6 hereof; and (c) be subject to the same adjustments, extensions and other conditions prescribed in Articles 6 and 17 of this AGREEMENT, mutatis mutandis. At ARROW's request, TRIANGLE will commence discussions regarding the conversion of this grant of rights to an exclusive license on terms to be agreed.

3.3 With respect to any PRODUCT containing TRIANGLE SELECTED COMPOUNDS as their active ingredients (a "TRIANGLE PRODUCT"), ARROW acknowledges and agrees that its sole rights thereto in respect of TRIANGLE KNOW HOW and TRIANGLE PATENTS relating to a TRIANGLE PRODUCT are set forth in this Section 3.3. In the event that TRIANGLE (a) has filed an IND for a given TRIANGLE PRODUCT, (b) has determined to discontinue the development of such TRIANGLE PRODUCT for all indications, (c) does not intend to seek a licensee with respect to such TRIANGLE PRODUCT within *** after discontinuation of development and (d) is not contractually prohibited from granting a license in respect thereof, then and only in such event, TRIANGLE shall notify ARROW and, upon ARROW's request given at any time within ninety (90) days of such notice, TRIANGLE agrees to commence good faith negotiations with ARROW in an effort to reach agreement on the terms of an exclusive license under the TRIANGLE KNOW HOW and TRIANGLE PATENTS relating to such TRIANGLE PRODUCT. ARROW agrees that this is a right of discussion only and that TRIANGLE shall not be under any liability to ARROW in the event that the parties fail to reach agreement regarding the terms of such exclusive license.

ARTICLE 4. INTELLECTUAL PROPERTY RIGHTS

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4.1 ARROW shall have and retain sole title to all ARROW KNOW-HOW, ARROW PATENTS and ARROW-SOURCED COMPOUNDS. TRIANGLE shall have and retain sole title to all TRIANGLE KNOW-HOW, TRIANGLE PATENTS and TRIANGLE-SOURCED COMPOUNDS.

4.2 All JOINT KNOW-HOW shall be owned jointly by the parties hereto. TRIANGLE shall have the exclusive right to use such JOINT KNOW-HOW for the commercialisation of PRODUCTS, unless the license granted pursuant to Section
3.1 is terminated in a given country or countries of the TERRITORY by ARROW pursuant to Section 7.3, 13.1 or 13.2 or by TRIANGLE pursuant to Section 13.3, in which case, ARROW shall have an exclusive right to use the JOINT KNOW-HOW in such country or countries for the commercialisation of a PRODUCT for which termination has occurred containing ARROW SELECTED COMPOUNDS as the active ingredients. The parties hereto shall have a co-exclusive right to use the JOINT KNOW-HOW for their respective research purposes. With respect to any JOINT KNOW-HOW that has application other than in respect of the PRODUCTS, the parties agree to negotiate in good faith their respective rights to exploit such JOINT KNOW-HOW for the above-described applications.

4.3 (a) All JOINT INVENTIONS shall be owned jointly by the parties hereto. TRIANGLE shall have the exclusive right to use such JOINT INVENTIONS for the commercialisation of the PRODUCTS, unless the license granted pursuant to
Section 3.1 is terminated in a given country or countries of the TERRITORY by ARROW pursuant to Section 7.3, 13.1 or 13.2 or by TRIANGLE pursuant to Section 13.3, in which case, ARROW shall have an exclusive right to use the JOINT INVENTIONS in such country or countries for the commercialisation of a PRODUCT for which termination has occurred containing ARROW SELECTED COMPOUNDS as the active ingredients. The parties hereto shall have a co-exclusive right to use the JOINT INVENTIONS for their respective research purposes. With respect to any JOINT INVENTIONS that have application other than in respect of the PRODUCTS, the parties agree to negotiate in good faith their respective rights to exploit such JOINT INVENTIONS for the above-described applications.
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      (b) Each party agrees to consult with the other party and to give due and reasonable consideration to the other party's position in determining the territorial scope of patent filings within the TERRITORY and the prosecution and maintenance in force of resulting patent rights based on JOINT INVENTIONS. TRIANGLE shall have the initial responsibility to file any patent application and prosecute and maintain any resulting patent rights on JOINT INVENTIONS, in which event ARROW shall, at TRIANGLE's request, provide all reasonable assistance and TRIANGLE shall be entitled to deduct from milestones or royalties
payable to ARROW under Article 6     ***     percent (     ***     %) of the out
of pocket expenses so incurred to TRIANGLE.

4.4 ARROW shall, *** , prepare, file, prosecute and maintain all patent applications relating to ARROW PATENTS and in good faith consistent with its customary patent policy and its reasonable business judgement, and shall consider in good faith the interests of TRIANGLE in doing so. ARROW shall not abandon any ARROW PATENTS in any country without first serving at least *** days notice in writing upon TRIANGLE of its intention to do so and, in the event of such abandonment and in addition to TRIANGLE's rights set forth in Section 4.6, ARROW shall, at TRIANGLE's request, then assign ARROW PATENTS to TRIANGLE for a consideration to be mutually agreed to in writing. Likewise, TRIANGLE shall not abandon any TRIANGLE PATENTS relating to the ARROW SELECTED COMPOUNDS in any country without first serving at least *** days notice in writing upon ARROW of its intention to do so and, in the event of such abandonment and in addition to ARROW's rights under Section 4.6, TRIANGLE shall, at ARROW's request, then assign such TRIANGLE PATENTS to ARROW for a consideration to be mutually agreed in writing. In the event that agreement is not reached then the matter will be resolved by arbitration in accordance with Article 19 hereof.

4.5 Each party shall make available to the other party or its authorised attorneys,

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agents or representatives, employees, agents or consultants information necessary or appropriate to enable it to file, prosecute and maintain the ARROW PATENTS or the TRIANGLE PATENTS, as the case may be, and further agrees to assist in connection with any application relating thereto in any country and to cooperate reasonably as either party's legal advisers may advise as reasonably necessary or desirable in connection with any such assignments, licenses or assistance including the provision of laboratory notebooks.

4.6 In the event that either party declines or otherwise fails to prepare, file, prosecute or maintain ARROW PATENTS or, to the extent they relate to the ARROW SELECTED COMPOUNDS, TRIANGLE PATENTS for any invention which is or may be licensed to the other party under the terms of this AGREEMENT the other party shall be entitled to apply for and obtain any such protection in any jurisdiction at its own cost and expense and the other party shall lend its name and provide at reasonable cost all information and all assistance reasonably necessary to enable such protection to be obtained; provided, however, that TRIANGLE shall be entitled to credit the *** .

4.7 ARROW reserves the right at any stage during the term of this AGREEMENT to request the assignment of any and all of the ARROW PATENTS in any and all countries to TRIANGLE, at no cost to TRIANGLE. Thereafter, TRIANGLE shall be entitled to credit the *** .

4.8 (a) Except as otherwise provided in Article 17, each party's responsibilities for patent prosecution activities pursuant to this Article 4 shall also include all ex parte and inter partes activities defending such party's relevant patent applications and patents, including all interference, opposition defense and observation defense proceedings before any patent offices and litigation to determine the validity, enforceability, allowability or subsistence of such patent applications and patents. Each party agrees to give due consideration to the other party's position with respect to any such patent prosecution activities (which term, as used herein, shall include without limitation, any inter partes activities of the type described in the first sentence of this Section 4.8). In the event a party fails to initiate or pursue
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responsible, or having commenced such patent prosecution activities, declines to pursue such patent prosecution activities, the other party may initiate, pursue or assume such patent prosecution activities, at its sole expense.

      (b) Each party shall have the independent right to challenge third party patents or patent applications which may, in such party's sole discretion, affect the ability to commercialise PRODUCTS. The party choosing to challenge such third party patents or patent applications shall advise the other party of the challenge in writing at least *** days prior to initiating the challenge.

4.9 Each party to this AGREEMENT shall promptly notify the other party to this AGREEMENT, in writing, whenever it acquires knowledge that there exists an infringement any of the ARROW PATENTS or patents which relate to JOINT INVENTIONS. ARROW shall have the right, but not the obligation, using qualified counsel of its choice and at its own expense, to institute, prosecute and control any action or proceeding with respect to infringement of the ARROW PATENTS, including any declaratory judgement action arising from such infringement. In the event that ARROW does not commence a proceeding against, or otherwise stop, an alleged infringer or misappropriate within a reasonable period of time (not to exceed *** days) after notice thereof or if ARROW notifies TRIANGLE that it does not plan to terminate the infringement of the ARROW PATENTS or to institute such action, TRIANGLE shall have the option to commence such a proceeding on its own behalf, in which case, (a) ARROW shall provide TRIANGLE with reasonable cooperation in initiating or carrying on such a proceeding, including being joined as a party to such action, if necessary; and
(b) TRIANGLE shall be responsible for the control of such proceeding and shall pay all expenses incurred in connection therewith. Any monetary recovery obtained by ARROW as a result of any action or proceeding instituted by it, after first reimbursing ARROW for its costs of litigation, shall be divided *** percent ( *** %) to ARROW and *** percent ( *** %) to TRIANGLE. Any

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monetary recovery obtained by TRIANGLE as a result of any action or proceeding instituted by it, after first reimbursing TRIANGLE for its costs of litigation, shall be divided *** percent ( *** %) to TRIANGLE and *** percent ( *** %) to ARROW. Each party having an obligation under this clause shall keep the other reasonably informed of all relevant matters and shall account promptly to the other for sums to which the other is entitled.

ARTICLE 5.  MARKETING

5.1 TRIANGLE and its AFFILIATES and SUB LICENSEES shall be solely responsible for the promotion and distribution of the PRODUCTS. All costs associated therewith will be borne by TRIANGLE and such AFFILIATES and SUB LICENSEES.

5.2 TRIANGLE agrees that it will comply, and will procure that its AFFILIATES and SUB LICENSEES comply, with all applicable laws and regulations in marketing the PRODUCTS.

ARTICLE 6. LICENSE FEE, ROYALTIES AND MILESTONE PAYMENTS

6.1 In partial consideration of the grant of the license hereinbefore described and ARROW entering into this AGREEMENT with TRIANGLE, TRIANGLE agrees to pay ARROW within *** days after the EFFECTIVE DATE hereof an upfront, non refundable license fee of $ *** .

6.2 In consideration of ARROW's timely performance of its obligations under the RESEARCH PROGRAMME, TRIANGLE agrees to pay the costs of the RESEARCH PROGRAMME as set out in Schedule III hereto. The annual costs for each year of the RESEARCH PROGRAMME shall be paid in *** instalments in advance commencing with the first payment which is due *** days from the EFFECTIVE DATE hereof.

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6.3 Except in the cases where Section 6.4 applies, TRIANGLE shall pay to ARROW a milestone payment on a PRODUCT by PRODUCT basis but, for each PRODUCT, only for the initial PRODUCT containing a given ARROW SELECTED COMPOUND ("Milestone
Payment") in the amount specified below no later than     ***     days after the
occurrence of the corresponding event designated below, unless TRIANGLE has given ARROW notice of termination of this Agreement in the entire TERRITORY for such PRODUCT prior to such due date, in which case, no Milestone Payments shall thereafter be payable:

      (a) ***

      (b) ***

      (c) ***

      (d) ***

6.4 TRIANGLE shall pay to ARROW a milestone payment on a PRODUCT by PRODUCT basis but, for each PRODUCT, only for the initial PRODUCT containing a given TRIANGLE SELECTED COMPOUND where the effective date of the *** occurs within *** years after termination of the RESEARCH PROGRAMME ("Milestone Payment") in the amount specified below no later than *** days after the occurrence of the corresponding event designated below,:

      (a) ***

      (b) ***

6.5 In addition and as further consideration for the licence hereby granted to TRIANGLE in respect of ARROW KNOW HOW and ARROW PATENTS, TRIANGLE shall pay ARROW a royalty on the NET SALES of PRODUCTS by TRIANGLE and its

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AFFILIATES and SUB LICENSEES in the TERRITORY. Said royalty shall be payable starting on the DATE OF LAUNCH of the PRODUCT in any country and shall continue
until the later to expire in such country of (a)     ***     years from DATE OF
LAUNCH in said country or (b) the expiry of the last VALID CLAIM in said country. The amount of said royalty with respect to a given PRODUCT in each country shall be as follows:

      6.5.1 in respect of a PRODUCT containing ARROW SELECTED COMPOUND alone or in combination with other active ingredients (as opposed to PRODUCTS containing only TRIANGLE SELECTED COMPOUNDS as active ingredients, in which case, only Section 6.5.2 will apply). TRIANGLE shall pay royalties on NET SALES of such PRODUCT at the percentage rate specified below:

            (a) *** % as long as the manufacture, use or sale of such PRODUCT in such country would infringe a VALID CLAIM in such country or

            (b) *** % if the manufacture, use or sale of such PRODUCT in such country would not infringe a VALID CLAIM in such country

      6.5.2 in the case of PRODUCT containing TRIANGLE SELECTED COMPOUNDS as active ingredients, TRIANGLE shall pay royalties on NET SALES of such PRODUCT at the percentage rate of *** % for *** years from DATE OF LAUNCH of such PRODUCT in a given country said obligations to pay only applying in respect of a given PRODUCT where the effective date of the *** occurs within *** years from the termination of the RESEARCH PROGRAMME.

6.6 In the event that, following *** calendar year following the year during which the U.S. REGISTRATION for the initial PRODUCT to which Section 6.5.1(a) is applicable or any calendar year thereafter for as long as royalty obligations exist in the

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

U.S. for such PRODUCT, TRIANGLE's total annual royalty payments to ARROW pursuant to Section 6.5.1(a) above are less than the annual minimum amount set forth opposite such year below (the "Annual Minimum"), TRIANGLE shall make a payment to ARROW together with the royalty report for the fourth quarter of such year required in Section 6.8 of this AGREEMENT equal to the difference between such Annual Minimum and the royalties paid to ARROW for such year pursuant to
Section 6.5.1(a) above:

            Calendar Year                       Annual Minimum
            -------------                       --------------

            ***                                 ***
            ***                                 ***
            ***                                 ***

6.7 Commencing with the DATE OF LAUNCH of a PRODUCT, royalty payments (whether royalties on NET SALES or minimum royalties as set out in Section 6.6), shall be paid by TRIANGLE to ARROW, within *** days after the end of each quarter in accordance with its usual business practices.

6.8 Each royalty payment shall be accompanied by a written report, in the English language, showing (a) the gross sales and any value added or similar tax adjustments and the NET SALES of all PRODUCTS sold by TRIANGLE and its AFFILIATES and SUB LICENSEES during the relevant period; (b) the royalties, payable in U.S. Dollars which shall have accrued hereunder in respect of such sales; (c) withholding taxes, if any, required by law to be deducted in respective such sales; and (d) the exchange rates used in calculating the royalties payable. With respect to sales of the PRODUCTS invoiced in a currency other than U.S. dollars, the gross sales, NET SALES and royalties payable shall be expressed in the domestic currency of the party making the sale together with the U.S. dollar equivalent of the royalty payable, calculated using the simple average of the exchange rates published in the Wall Street Journal on the last day of each month during the reporting period. If any TRIANGLE AFFILIATE or SUB LICENSEE makes any sales invoiced in a currency other than its domestic currency, the gross sales and NET SALES shall be converted to its domestic currency in accordance

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with the AFFILIATE's or SUB LICENSEE's normal accounting practices. TRIANGLE or its AFFILIATE or SUB LICENSEE making any royalty payment shall furnish to ARROW appropriate evidence of payment of any tax or other amount deducted from any royalty payment.

6.9 [This Section 6.9 is intentionally left blank].

6.10 No royalties shall be payable (a) on sales of PRODUCTS among TRIANGLE and its AFFILIATES and SUB LICENSEES, but royalties shall be payable on subsequent sales by TRIANGLE or its AFFILIATES and SUB LICENSEES to a third party or (b) on any PRODUCTS sold or used for tests or development purposes, or distributed as samples. No multiple royalty shall be payable because the manufacture, use, offer for sale, sale or import of a PRODUCT is covered by more than one VALID CLAIM or at least one VALID CLAIM and ARROW KNOW HOW.

6.11 If TRIANGLE or its AFFILIATES or SUB LICENSEES determine after consultation with ARROW, but at TRIANGLE'S sole discretion, that it or they are required to pay royalties and other amounts to any third party ("Third Party Royalties") because the manufacture, use, offer for sale, or importation, or sale of PRODUCTS infringe any patent or patent which may issue from a patent application in one or more countries. TRIANGLE and its AFFILIATES and SUB LICENSEES may deduct from the sums owed to ARROW an equivalent percentage up to a maximum of *** percent ( *** %) of that of the Third Party Royalties from earned royalties thereafter due to ARROW on the NET SALES of such PRODUCTS in such country and any Milestone Payments thereafter due to ARROW. In no event shall the royalties due on such NET SALES of such PRODUCTS in such country and any Milestone Payment on account of any reduction pursuant to this Article be thereby reduced by more than *** percent ( *** %) of the amount which would have been otherwise payable to ARROW. This Section 6.11 shall only be applicable to royalties which TRIANGLE and

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its AFFILIATES and SUB LICENSEES are paying in respect of PRODUCTS covered by
Subsection 6.5.1(a).

6.12 Should a compulsory license be granted to any third party in any country of the TERRITORY to make, have made, use, import, offer for sale or sell PRODUCTS, the royalty rate payable hereunder for sales of the PRODUCTS by TRIANGLE in such country shall be adjusted to match any lower royalty rate granted to the third party for such country.

6.13 In the event that applicable claims of all patents or patent applications included within the ARROW PATENTS under which TRIANGLE is selling or actively developing a PRODUCT shall be held invalid or not infringed by the PRODUCTS by a court of competent jurisdiction in a given country of the TERRITORY, whether or not there is a conflicting decision by another court of competent jurisdiction in such country, TRIANGLE may reduce all royalty payments on its, its AFFILIATES' or its SUB LICENSEES' sales of such PRODUCT covered by such claims by *** percent ( *** %) until such judgement is finally reversed by an unappealed or unappealable decision of a court of competent jurisdiction of higher dignity in such country or is otherwise unappealable or is unappealed within the time allowed therefor. If such judgement is finally reversed by an unappealable decree of a court of competent jurisdiction of higher dignity in such country, or is deemed reversed as provided herein, the former royalty rates shall be restored and the royalty payments not theretofore made, together with the interest that TRIANGLE might reasonably have earned (based on immediately available deposits) on the payments withheld, shall become due and payable to ARROW. If such judgement is not reversed, deemed reversed, is unappealed or becomes unappealable, as aforesaid, TRIANGLE shall be entitled to all of the royalty reductions pursuant to this Section 6.13. This Section 6.13 shall only be applicable to royalties which TRIANGLE and its AFFILIATES and SUB LICENSEES are paying in respect of PRODUCTS covered by Subsection 6.5.1(a).

6.14 ARROW shall have the right, upon prior notice to TRIANGLE, not more than once in each TRIANGLE fiscal year nor more than once in respect of any fiscal year, through

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

an independent certified public accountant selected by ARROW and acceptable to TRIANGLE, which acceptance shall not be unreasonably refused, to have access during normal business hours to those records of TRIANGLE as may be reasonably necessary to verify the accuracy of the royalty reports required to be furnished by TRIANGLE pursuant to this Article 6. TRIANGLE shall include in any sublicenses granted pursuant to this AGREEMENT a provision requiring the SUB-LICENSEE to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by ARROW's independent certified public accountant. If such independent certified public accountant's report shows any underpayment of royalties by TRIANGLE or its AFFILIATES or SUB-LICENSEES, within thirty (30) days after TRIANGLE'S receipt of such report, TRIANGLE shall remit or cause its SUB-LICENSEES to remit to ARROW the amount of such underpayment together with interest, compounded quarterly, calculated on the amount underpaid at the rate of *** % per month; and if such underpayment exceeds *** percent ( *** %) of the total royalties owed for the fiscal year then being reviewed, the reasonably necessary fees and expenses of such independent certified public accounting performing the audit. Otherwise, ARROW's accountant's fees and expenses shall be borne by ARROW. Any overpayment of royalties shall be fully creditable against future royalties payable in any subsequent royalty periods. Upon the expiration of *** months following the end of any fiscal year, the calculation of royalties payable with respect to such fiscal year shall be binding and conclusive on ARROW and TRIANGLE, unless an audit for such fiscal year is initiated before expiration of such *** months.

6.15 All information subject to review under this Article 6 shall be confidential. Except where provided by law, ARROW and its accountant shall retain such information in confidence.

6.16 Except as hereinafter provided in this Section 6.16, all Milestone Payments and royalties shall be paid in U.S. Dollars and shall be paid to ARROW's bank account as notified by ARROW to TRIANGLE by wire transfer. If, at any time, legal restrictions

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prevent the prompt remittance of part of or all royalties with respect to any country in the TERRITORY where PRODUCTS are sold, TRIANGLE or its AFFILIATES or SUB-LICENSEES shall have the right and option to make such payments by depositing the amount thereof in local currency to ARROW's accounts in a bank or depository in such country.

6.17 In the event any payment due hereunder is not made when due, the payments shall accrue interest (beginning on the date such payment is due) calculated at the rate of *** percent ( *** %) per month and such payment when made shall be accompanied by all interest so accrued.

ARTICLE 7. DEVELOPMENT PROGRAMME

7.1 Subject to ARROW'S timely performance of its obligations hereunder, and in complete fulfilment of TRIANGLE'S development obligations hereunder and any such obligations implied by law, TRIANGLE will undertake, or will cause its AFFILIATES or SUB-LICENSEES to undertake, the development activities described in this Article 7. TRIANGLE shall, *** , use its best efforts to conduct a development program (the "DEVELOPMENT PROGRAMME") in the U.S. relating to the use of at least one PRODUCT containing a given ARROW SELECTED COMPOUND and to seek REGISTRATION for such PRODUCT in at least one MAJOR MARKET COUNTRY. The DEVELOPMENT PROGRAMME shall be mutually discussed by the parties hereto and shall take into consideration studies and experiments carried out, or to be carried out by, ARROW, but the activities comprising the DEVELOPMENT PROGRAMME shall be determined at TRIANGLE'S sole discretion. Anything in this AGREEMENT to the contrary notwithstanding, TRIANGLE shall be entitled to exercise prudent and justifiable business judgement in meeting its best efforts obligations hereunder. For purposes of this Article 7, "best efforts" shall mean that TRIANGLE shall use reasonable efforts consistent with those used by it in its development projects with other compounds in its development portfolio deemed to have comparable commercial potential.

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

7.2 Subject to the foregoing provisions of this Article 7, TRIANGLE'S best efforts obligations set forth in this Article 7 shall be deemed to have been satisfied if TRIANGLE:

      (a) files an IND in a MAJOR MARKET COUNTRY for the first PRODUCT containing a given ARROW SELECTED COMPOUND within *** months after the date on which such ARROW SELECTED COMPOUND has been selected as a candidate for the DEVELOPMENT PROGRAMME by the JOINT STEERING COMMITTEE.

      (b) files in at least one MAJOR MARKET COUNTRY what it reasonably believes to be a complete NDA for such PRODUCT with the appropriate regulatory agency within *** months after the ARROW SELECTED COMPOUND contained in such PRODUCT is selected for the DEVELOPMENT PROGRAMME by the JOINT STEERING COMMITTEE.

The time periods set forth in clauses (a) and (b) shall each be subject to up to *** extensions of *** each at TRIANGLE'S election by payment to ARROW of a sum of *** Dollars ($ *** ) for each such *** extension.

7.3 (a) In the event TRIANGLE fails to meet any diligence requirements set forth in Section 7.2(a) or 7.2(b) with respect to a given PRODUCT, and does not demonstrate to ARROW's reasonable satisfaction that, despite TRIANGLE'S efforts, the failure to meet the diligence requirements was delayed due to reasons beyond TRIANGLE'S reasonable control, ARROW shall have the option, at its sole and exclusive remedy, to terminate the AGREEMENT in the entire TERRITORY with respect only to such PRODUCT.

      (b) Prior to exercising any rights under this Section 7.3, ARROW shall give

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

TRIANGLE *** notice and shall meet with TRIANGLE in London, at TRIANGLE'S request, during such *** period, to discuss any disagreements about whether TRIANGLE has complied with the applicable diligence requirements of this Article
7. Upon expiration of such *** period, ARROW shall have the right in its sole discretion to proceed with the exercise of all rights and remedies provided for herein unless the applicable diligence requirement is fulfilled during such *** period.

      (c) Upon termination by ARROW of this AGREEMENT pursuant to this Section 7.3, the provisions of Article 14.2 shall apply in respect of such PRODUCT.

ARTICLE 8. JOINT STEERING COMMITTEE

8.1 Prior to the EFFECTIVE DATE, ARROW and TRIANGLE have each appointed an authorized representative (a "Coordinator"). In the case of ARROW, the Coordinator is Jeremy Stables and in the case of TRIANGLE, the Coordinator is Merrick Almond. Each Coordinator shall be responsible for communications, other than legal notices, between the parties with respect to the subject matter of this AGREEMENT. Each party may replace its Coordinator at any time for any or no reason by providing written notice to the other party.

8.2 The Coordinators shall establish the JOINT STEERING COMMITTEE consisting of equal numbers of representatives of TRIANGLE and ARROW. The JOINT STEERING COMMITTEE will consist of at least three (3) persons from each of TRIANGLE and ARROW, such persons having significant responsibility for the development and/or marketing of the PRODUCTS. The JOINT STEERING COMMITTEE will meet from time to time at mutually agreeable times via teleconference or in-person, but no less than quarterly during the term of the AGREEMENT. The Coordinators shall set the agenda for each meeting, and each Coordinator shall determine which regular members of the JOINT STEERING COMMITTEE and other representatives of such Coordinator's party shall attend in light of the agenda. Each party shall bear its own costs incurred in

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connection with participation in the JOINT STEERING COMMITTEE.

8.3 The primary objective of the JOINT STEERING COMMITTEE will be to facilitate the expeditious development and REGISTRATION of PRODUCTS by, inter alia:

      (a) facilitating the exchange of data and study results between the parties;

      (b) providing a forum for protocol and development plan review;

      (c) coordinating the developmental efforts of the parties so as to avoid duplication and inconsistency of such efforts;

      (d) coordinating the manufacturing of, and controls relating to, all PRODUCTS during the DEVELOPMENT PROGRAMME; and

      (e) reviewing the regulatory plans and timelines relating to the PRODUCTS.

      Each party agrees to give due consideration to any input received from the other party at such JOINT STEERING COMMITTEE meetings; provided, however, that, in the event of disagreement, all final decisions relating to (x) the research of the ARROW- SOURCED COMPOUNDS will be made by ARROW, and (y) the research and development of SELECTED COMPOUNDS and/or TRIANGLE-SOURCED COMPOUNDS and the PRODUCTS in the TERRITORY will be made by TRIANGLE.

8.4 Each party shall submit a report detailing the results of each study or test which it performs to the other party within forty-five (45) days after completion of the final statistical analyses of the results of such study. In addition, each party will provide the other party with semi-annual progress reports summarizing its activities in respect of the development of PRODUCTS during the relevant semi-annual period. Such reports shall cover the semi-annual periods ending each June 30 and December 31 and shall be due on or before July 15 and January 15 of each year, respectively.

8.5 Each party reserves the right to publish or publicly present the results of its own development activities in respect of the PRODUCTS (the "Results"). The party proposing to publish or publicly present the Results (the "publishing party") will, however, submit a draft of any proposed manuscript, abstract, speech, transparencies, presentation materials and press releases to the other party (the "non-publishing party") for comments at least: (a) twenty (20) days prior to submission for publication or oral presentation in the case of full manuscripts; (b) five (5) days prior to submission for publication or oral presentation in the case of abstracts; and (c) two (2) days prior to publication in the case of press releases, except, in the case of press releases, where applicable law, in the reasonable opinion of the publishing party, requires such press release to be issued within time constraints which would make such review impractical. The non-publishing party shall notify the publishing party in writing within the applicable time period set forth above after receipt of such draft whether such draft contains Information (as hereinafter defined) of the non-publishing party which it considers to be confidential under the provisions of Article 9 hereof, or information that if published would have an adverse effect on a patent application for which the non-publishing party has initial patent prosecution responsibility pursuant to Article 4 of this Agreement. In the latter case, the non-publishing party shall have the right to request a delay and the publishing party shall delay such publication for a period not exceeding sixty (60) days. In any such notification, the non-publishing party shall indicate with specificity its suggestions regarding the manner and degree to which the publishing party may disclose such information. The publishing party shall have the final authority to determine the scope and content of any publication, provided that such authority shall be exercised with reasonable regard for the interests of the non-publishing party, except that no publication will contain any Information disclosed by the non-publishing party to the publishing party without the non-publishing party's prior written permission. Each party shall cause its Affiliates, licensees or sublicensees, as the case may be, to comply with the requirements of this Section 8.5 with respect to any of their proposed publications.

ARTICLE 9. CONFIDENTIALITY

9.1 During the term of this AGREEMENT and for a period of *** years thereafter:

      9.1.1 TRIANGLE, its AFFILIATES and SUB-LICENSEES will retain in confidence and use only for purposes of this AGREEMENT any INFORMATION supplied by ARROW or on behalf of ARROW to TRIANGLE under this AGREEMENT; and

      9.1.2 ARROW will retain in confidence and use only for purposes of this AGREEMENT, INFORMATION supplied by TRIANGLE or on behalf of TRIANGLE to ARROW under this AGREEMENT.

9.2 To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this AGREEMENT, a party may disclose INFORMATION received from the other party to its AFFILIATES and/or sub-licensees (prospective or actual), consultants, outside contractors and clinical investigators on condition that such entities or persons agree (i) to keep the INFORMATION confidential for at least *** years from the date of disclosure and to the same extent as such party is required to keep the INFORMATION confidential and (ii) to use the INFORMATION only for such purposes as such party is entitled to use the INFORMATION. TRIANGLE or its AFFILIATES and SUB-LICENSEES and ARROW may disclose such INFORMATION to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorisations to conduct clinical trials with and to commercially market the PRODUCT. In the case of government or other regulatory authorities the Recipient shall wherever possible provide the Disclosing Party with reasonable notice of such disclosures and to whom such disclosures are being made.

9.3 The foregoing obligations in respect of confidentiality and use shall not apply to

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any part of INFORMATION disclosed by one party (the "Disclosing Party") to another (the "Recipient") which:

      (a) is in the public domain at the time of disclosure or thereafter becomes part of the public domain through no fault of the Recipient or of a person to whom the Recipient made a disclosure in accordance with Section 9.2;

      (b) is in the possession of the Recipient at the time of disclosure and was not acquired on a confidential basis from the Disclosing Party;

      (c) is received by the Recipient from a third party having the right to disclose the same;

      (d) is developed by the Recipient totally independent from any disclosures hereunder;

      (e) the Disclosing Party agrees may be disclosed to third parties under secrecy agreement containing the same restrictions as in this AGREEMENT; or

      (f) the Recipient is required to disclose to a court or governmental agency or pursuant to subpoena or other compulsory process.

9.4 In the event that a party is required by a court or governmental agency or pursuant to subpoena or other compulsory process (excluding disclosures made to patent office) to disclose the Disclosing Party's INFORMATION other than as authorised herein, it shall use reasonable efforts to obtain a protective order or otherwise protect the confidentiality of such INFORMATION. In no event, however, shall such party's disclosure of such INFORMATION to a court, governmental agency, or other non-authorised party pursuant to a subpoena or other compulsory process, be regarded as making such INFORMATION publicly known, available by publication or in the public domain or otherwise permit any further or subsequent disclosure of such INFORMATION by such party. For purposes of this
Section 9.4 "third party" shall mean any party other than TRIANGLE and ARROW.

9.5 Except to the extent otherwise required by applicable law or regulation or the terms of this AGREEMENT or mutually agreed upon in good faith by the parties hereto, each party shall treat as confidential the financial terms and conditions contained in this AGREEMENT; provided, however, that each party may disclose the terms of this Agreement in confidence to its consultants, financial, legal and other advisors and prospective investors and sublicensees.

ARTICLE 10. WARRANTIES AND INDEMNITIES

10.1 ARROW hereby warrants to TRIANGLE that it (a) has disclosed to TRIANGLE all potential patent rights in the control of third parties known to ARROW which may be needed to commercialise any PRODUCT; and (b) has the right to grant the licenses and rights set forth herein. ARROW further represents and warrants that it has not granted any right, title or interest in any ARROW PATENTS identified in Schedule I.

10.2 Each party hereto represents to the other that it is free to enter into this AGREEMENT and to carry out all of the provisions hereof.

10.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

10.4 (a) Subject to compliance with the provisions of Section 10.5, TRIANGLE agrees to indemnify and hold ARROW, its employees and agents ("ARROW Indemnitees") harmless from and against any claims, damages or liability (including reasonable attorneys' fees and costs and other expenses of litigation) (collectively "Liabilities") which the ARROW Indemnitees may suffer, pay, or incur as a result of or in connection with any personal injury arising out of the DEVELOPMENT PROGRAMME or TRIANGLE's, its AFFILIATES' or SUB-LICENSEES' sale of the PRODUCTS, excluding any liabilities arising from the negligence or wilful misconduct by ARROW or any breach by ARROW of its representations, warranties and covenants under this AGREEMENT. TRIANGLE'S obligation under this Article 10 shall survive expiration or termination of this AGREEMENT for any reason.

      (b) Subject to compliance with the provisions of Section 10.5, ARROW shall indemnify and hold TRIANGLE, its employees and agents ("TRIANGLE Indemnitees"; the ARROW Indemnitees and TRIANGLE Indemnitees being hereinafter referred to as the "Indemnitees") harmless from and against any and all Liabilities which the TRIANGLE Indemnitees may suffer, pay or incur as a result of or in connection with ARROW's performance of the RESEARCH PROGRAMME or the breach by ARROW of its representations, warranties and covenants under this Agreement. ARROW's obligation under this Article 10 shall survive expiration or termination of this AGREEMENT for any reason.

10.5 Any Indemnitee which intends to claim indemnification under this Article 10 shall promptly notify the other party (the "Indemnitor") in writing of any matter in respect of which the Indemnitee or any of its employees intend to claim such indemnification. The Indemnitee shall permit and shall cause its employees to permit the Indemnitor, at its discretion, to settle any such matter and agrees to the complete control of such defence or settlement by the Indemnitor, provided, however that such settlement does not adversely affect the Indemnitee's rights hereunder or impose any material obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such matter shall be settled without the prior written consent of the Indemnitor and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee and its employees shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defence of any matter covered by the applicable indemnification. The Indemnitee shall the right, but not the obligation, to be represented by counsel of its own selection and expense.

10.6 ARROW hereby certifies that it has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. ss. 335a (a) and (b). In the event that during the term of this AGREEMENT, ARROW becomes debarred or receives notice of an action or threat of an action with respect to its debarment, ARROW shall notify TRIANGLE immediately. ARROW hereby certifies that it has not and will not knowingly use in any capacity the services of any individual, corporation, partnership or association which has been debarred under 21 U.S.C. ss. 335a (a) and (b) in connection with the performance of services hereunder. In the event that ARROW becomes aware of the debarment or threatened debarment of any individual, corporation, partnership or association (the "Debarred Entity") providing services to ARROW which directly or indirectly relate to activities under this AGREEMENT. ARROW shall notify TRIANGLE immediately. Upon TRIANGLE'S request, ARROW agrees to cease using the services of the Debarred Entity.

10.7 TRIANGLE hereby accepts that the payments due to ARROW under Article 6 hereof are TRIANGLE'S responsibility and become payable by TRIANGLE whether or not TRIANGLE is selling PRODUCT directly or through an AFFILIATE or SUB-LICENSEE.

ARTICLE 11. ASSIGNMENT

Neither party shall assign this AGREEMENT or any part thereof without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Each party may, however, without such consent, assign or sell its rights under this Agreement (a) in connection with the sale or transfer of all or substantially all of its pharmaceutical business to a third party; (b) in the event of a merger or consolidation with a third party; or (c) to an AFFILIATE. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party has under this Agreement. Any assignment shall be contingent upon the assignee assuming in writing all of the obligations of its assignor under this AGREEMENT.

ARTICLE 12. DURATION

This AGREEMENT shall become effective as of the EFFECTIVE DATE and unless otherwise terminated as provided herein, shall remain in full force and effect until the expiration of TRIANGLE's royalty obligations hereunder.

ARTICLE 13. TERMINATION

13.1 In the event that either party is deemed bankrupt or insolvent and, or any proceeding is commenced by either party seeking relief under any bankruptcy or insolvency law, or either party admits in writing its inability to pay its debts as they become due; or either party makes an assignment for the benefit of creditors, then, in any such case, such party shall be deemed in default hereunder and the other party shall have the right, upon thirty (30) days' prior notice to such party, to terminate this AGREEMENT unless such default has been cured within such thirty (30) day period.

13.2 In the event that either party breaches any material provision set forth in this AGREEMENT, the other party may, at its option, terminate this AGREEMENT by giving written notice to the defaulting party specifying said breach and its intention to terminate. Unless said breach shall be rectified by the defaulting party within sixty (60) days after said notice is given, this AGREEMENT shall terminate sixty (60) days after said notice is given, without any further notice and without any compensation or indemnity Notice of a material breach must be served, on the defaulting party, within sixty (60) days from the date knowledge of the breach is ascertained by the non-defaulting party.

13.3 TRIANGLE shall have the right to terminate this AGREEMENT by giving ARROW sixty (60) days' prior written notice thereof. Such termination may be made with respect to one or more PRODUCTS or one of more countries without affecting this AGREEMENT with respect to other PRODUCTS or other countries, as the case may be and will be subject to TRIANGLE meeting all of its accrued financial obligations to ARROW under Article 6 and its obligations under Section 3.3 hereof.

ARTICLE 14. CONSEQUENCES OF EXPIRATION AND TERMINATION

14.1 Upon expiration or termination of this AGREEMENT the rights, licences and obligations of the parties shall cease, except as follows:

      14.1.1 upon expiration of TRIANGLE's royalty obligations under this AGREEMENT in a given country for a given PRODUCT, TRIANGLE shall have a perpetual, fully paid-up, non-exclusive license to use the ARROW KNOW-HOW in such country for such PRODUCT;

      14.1.2 expiration or termination of this AGREEMENT shall not relieve the parties of any obligation accruing prior to such expiration or termination, nor their obligations set forth in Articles 9 and 10 hereunder.

      14.1.3 termination or expiration of this AGREEMENT for any reason shall have no effect on their respective rights in JOINT KNOW-HOW set forth in
      Section 4.2 or JOINT INVENTIONS set forth in Section 4.3;

      14.1.4 termination of this Agreement by ARROW pursuant to Section 7.3,
      13.1 or 13.2 or by TRIANGLE pursuant to Section 13.3, shall have no effect on the rights and obligations of the parties under Section 14.2; and

      14.1.5 the parties shall retain any other remedies for breach of this AGREEMENT they may otherwise have.

14.2 If this AGREEMENT is terminated as a result of TRIANGLE's breach pursuant to Section 13.2, or is terminated by ARROW in accordance with Section 7.3 or
13.1 or by TRIANGLE in accordance with Section 13.3, then, in the case of termination in the entire TERRITORY, TRIANGLE shall use, and shall cause its AFFILIATES and SUB-LICENSEES to use, its and their best efforts to return (properly organised), or at ARROW's direction, destroy all data, writings and other documents and tangible materials supplied to TRIANGLE by ARROW; and (b) with respect to those countries and those PRODUCTS containing any ARROW SELECTED COMPOUND with respect to which termination occurs, TRIANGLE shall provide ARROW with full and complete copies of all toxicity, efficacy, and other data generated by TRIANGLE or TRIANGLE's AFFILIATE, and SUB-LICENSEES, in the course of TRIANGLE's efforts to develop such

PRODUCTS containing any ARROW SELECTED COMPOUND or to obtain governmental approval for the sale of such PRODUCTS containing any ARROW SELECTED COMPOUND in such countries, including but not limited to any regulatory filings with any government agency in such countries. With respect to such PRODUCTS containing any ARROW SELECTED COMPOUND in such countries, ARROW shall be authorised to cross-reference any such regulatory filings made by TRIANGLE, its AFFILIATES and SUB-LICENSEES in the countries in which termination occurs where permitted by law. ARROW shall be entitled to provide information pertaining to the TRIANGLE PATENTS, TRIANGLE KNOW-HOW, JOINT KNOW-HOW and JOINT INVENTIONS to any third party with a bona fide interest in licensing such technology in the countries and with respect to those PRODUCTS containing any ARROW SELECTED COMPOUND in which termination occurs. Such data shall be provided on a confidential basis; provided, however, that if such third party concludes a license with ARROW, such third party shall be free to use such data for all purposes in respect of such PRODUCT, including to obtain government approvals to sell such PRODUCT containing any ARROW SELECTED COMPOUND in such countries, subject to ARROW's obligations to TRIANGLE in respect thereof. In the event of such termination, and only in respect of PRODUCTS containing ARROW SELECTED COMPOUNDS and in those countries in which termination has occurred, ARROW or its potential licensees shall be entitled to a license under any TRIANGLE PATENTS and TRIANGLE KNOW- HOW on terms to be agreed and shall be granted automatically any necessary consents to licence the JOINT INVENTIONS for no payment to TRIANGLE to make, have made, use, import, offer to sell or to sell such PRODUCTS in such countries.

14.3 Upon termination of this AGREEMENT in its entirety on (a) account of TRIANGLE's breach pursuant to Section 13.2, (b) by ARROW pursuant to Section 7.3 or 13.1 or (c) by TRIANGLE pursuant to Section 13.3, TRIANGLE shall provide ARROW with a written inventory of all the PRODUCTS containing any ARROW SELECTED COMPOUND (in the form of raw material, work-in-progress and finished goods) in its and its AFFILIATES and SUB-LICENSEES possession and shall have the privilege of disposing of such PRODUCT within six (6) months thereafter, subject to fulfilment of its royalty obligations relating thereto or, upon mutual agreement by TRIANGLE and

ARROW, to supply said PRODUCT to ARROW at TRIANGLE's or ARROW's designee at TRIANGLE's MANUFACTURING COST or ACQUISITION COST therefor, as applicable.

ARTICLE 15. TRANSFER OF KNOW-HOW; TECHNICAL ASSISTANCE

15.1 Within sixty (60) days following the EFFECTIVE DATE and as far as it has not previously done so, ARROW shall supply TRIANGLE with all ARROW KNOW-HOW relating solely to SELECTED COMPOUNDS to the extent it is available to ARROW. With respect to any ARROW KNOW-HOW relating solely to SELECTED COMPOUNDS or PRODUCTS or TRIANGLE-SOURCED COMPOUNDS developed by ARROW during the term of this AGREEMENT, such disclosure will be made at least on a quarterly basis or sooner, if practicable.

15.2 (a) In addition to the specific obligations of ARROW set forth in Article 2, ARROW shall, upon request by and at the cost of TRIANGLE, provide TRIANGLE with reasonable co-operation and assistance, consistent with the other provisions hereof, in connection with the development, use or manufacture of the PRODUCTS. Such assistance may include, but is not limited to, development of the formulations of the PRODUCTS; procurement of supplies and raw materials; initial developmental and production batch manufacturing runs; process, specification and analytical methodology design and improvement. In this regard, ARROW agrees to make appropriate employees of ARROW reasonably available to assist TRIANGLE, and ARROW agrees to provide appropriate TRIANGLE personnel with access during normal business hours to the appropriate personnel and operations of ARROW for such periods of time as may be reasonable in order to familiarise TRIANGLE personnel with the ARROW KNOW-HOW relating solely to SELECTED COMPOUNDS, PRODUCTS or TRIANGLE-SOURCED COMPOUNDS as applied by ARROW.

      (b) During the period prior to the second anniversary after expiration of the RESEARCH PROGRAMME, (i) ARROW shall provide up to a total of *** man-

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

days of such technical assistance at ARROW's sole expense and (ii) subsequent to such *** man-days of technical assistance, ARROW shall provide such additional technical assistance as may be reasonably requested by TRIANGLE, provided, that all reasonable out-of-pocket travel costs and expenses incurred by ARROW in rendering technical assistance pursuant to this Section 15.2 shall be reimbursed to ARROW by TRIANGLE. In addition, TRIANGLE will pay ARROW a consultancy fee in an amount to be negotiated by the parties hereto in good faith (but not to exceed the consultancy fee, if any, then being charged by ARROW to third parties for equivalent services) for each consultancy day in excess of *** man-days spent by personnel of ARROW in rendering technical assistance to TRIANGLE. Technical assistance furnished pursuant to this Section 15.2 shall continue only until the second anniversary after expiration of the RESEARCH PROGRAMME.

ARTICLE 16. REGISTRATION OF LICENSE

TRIANGLE at its expense, may register the license granted under this AGREEMENT in any country of the TERRITORY where the use, sale or manufacture of a LICENSED PRODUCT in such country would be covered by a VALID CLAIM. Upon request by TRIANGLE, ARROW agrees to promptly to execute any reasonable `short form' licenses submitted to it by TRIANGLE in order to effect the foregoing registration in such country.

ARTICLE 17. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT

17.1 ARROW shall use its best efforts to notify TRIANGLE of (a) the issuance of each U.S. patent included among the ARROW PATENTS, giving the date of issue and patent number for each such patent; and (b) each notice pertaining to any patent included among the ARROW PATENTS which ARROW receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter the "Act"), including but not necessarily limited to notices pursuant to ss.ss.101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a 'paper' NDA. Such notices shall be given promptly, but in any event within ten (10) days of ARROW'S notice of each

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

such patent's date of issuance or receipt of each such notice pursuant to the Act, whichever is applicable.

17.2 ARROW hereby authorises TRIANGLE (a) to include in any NDA for a PRODUCT, as TRIANGLE may deem appropriate under the Act, a list of patents included among the ARROW PATENTS that relate to such PRODUCT and such other information as TRIANGLE in its reasonable discretion believes is appropriate to be filed pursuant to the Act; (b) to commence suit for any infringement of the ARROW PATENTS under ss. 271(e)(2) of Title 35 of the United States code occasioned by the submission of a third party of an IND or a paper NDA for a PRODUCT pursuant to ss.ss. 101 or 103 of the Act; and (c) subject to ARROW'S consent (which consent shall not be unreasonably withheld or delayed), to exercise any rights that may be exercisable by ARROW as patent owner under the Act to apply for an extension of the term of any patent included among the ARROW PATENTS. In the event that applicable law in any other country of the TERRITORY hereafter provides for the extension of the term of any patent included among the ARROW PATENTS in such country, upon request by either party (the requesting party), the other party shall use its best efforts to obtain such extension or in lieu thereof, shall authorise the requesting party, or if requested by the requesting party, the requesting party's sub-licensees to apply for such extension. Each party and its sub-licensees agree to cooperate with the other party and its sub-licensees, as applicable, in the exercise of the authorisation granted herein or which may be granted pursuant to this Section 17.2 and will execute such documents and take such additional action as such other party or its sub-licensees may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by such other party or its sub-licensees under Article 4 above.

ARTICLE 18. NOTICES

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered in person, or if mailed by registered airmail, or by facsimile (receipt acknowledged), to the addresses given below or such other addresses as may be designated in writing by the parties from time to time during the term of this AGREEMENT. Any notice sent by registered airmail as aforesaid shall be deemed to have been given on the fifth (5th) day after the date of dispatch, it being understood that "date of dispatch" shall mean the date the registered airmail letter is stamped by the post office of the country of residence of the party giving such notice.

In the case of ARROW to:

Kenneth Powell at
Arrow Therapeutics Limited
Woodmansterne Road,
Carshalton,
Surrey,
SM5 4DS
England

In the case of TRIANGLE to:

George R. Painter, PhD
Executive Vice President
Research and Development
TRIANGLE Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, NC 27707

With a copy to: General Counsel

ARTICLE 19. APPLICABLE LAW AND DISPUTE RESOLUTION AND ARBITRATION

19.1 This AGREEMENT shall be construed and the rights of the parties hereto shall be governed and construed in accordance (a) with respect to any disputes or disagreement for which ARROW demands arbitration, the State of North Carolina, exclusive of its choice of law rules and (b) with respect to any dispute or disagreement for which TRIANGLE demands arbitration, England, exclusive of its choice of law rules.

19.2 All disputes or disagreements arising in connection with the present AGREEMENT shall be referred in the first instance to the chief executives of the parties. If the dispute or disagreement cannot be resolved to the mutual satisfaction of the parties within a reasonable period of time (three (3) months) then such dispute or disagreement shall in such event be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Arbitration will take place in London, England (if demanded by TRIANGLE) and Durham, North Carolina (if demanded by ARROW) and will be conducted in the English language.

ARTICLE 20. MISCELLANEOUS

20.1 ARROW acknowledges that TRIANGLE is subject to United States laws and regulations controlling the export of technical data, biological materials, chemical compositions and other commodities and that TRIANGLE'S obligations under this AGREEMENT are contingent upon compliance with applicable United States Export laws and regulations. The transfer of technical data, biological materials, chemical compositions and commodities may require a license from the cognisant agency of the United States government or written assurances by ARROW that ARROW shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies, or as otherwise prescribed by applicable law or regulation. TRIANGLE neither represents that an export license shall not be required nor that, if required, such export license shall issue.

20.2 Each party shall comply with all laws and regulations relating to the performance of its obligations or the exercise of its rights hereunder.

20.3 It is understood and agreed that the parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party thereto is to be considered the agent of the other party for any purpose whatsoever. Neither party shall have any authority to enter into any contracts or assume any obligations for the other party nor make any warranties or representations on behalf of that other party.

20.4 This AGREEMENT sets forth the entire agreement and final understanding between the parties hereto as to the subject matter hereof, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth subsequent to the date hereof in writing signed by a proper and duly authorised officer or representative of the relevant party.

20.5 Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any provision of this AGREEMENT, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations (including regulatory holds), prohibitions or interventions, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, acts of God, or any other cause beyond the reasonable control of the affected party.

20.6 Each party agrees to give the other party prompt written notice of the occurrence of any such condition set forth in Section 20.5 above, the nature thereof, and the extent to which the affected party will be unable fully to perform its obligations hereunder. Each party further agrees to use all reasonable efforts to correct the condition as quickly as possible, and to give the other prompt written notice when it is again fully able to perform such obligations.

If, as a result of conditions set forth in Section 20.5 above, either party is unable fully to perform its obligations hereunder for any consecutive period of three hundred and sixty-five (365) days, the other party shall have the right to terminate this AGREEMENT upon written notice.

20.7 Both parties hereby expressly agree and contract that it is the intention of neither party to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof of this AGREEMENT is found, by a court or executive body with judicial powers having jurisdiction over this AGREEMENT or any of the parties hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this AGREEMENT shall remain binding upon the parties hereto.

20.8 The failure of a party to enforce at any time for any period any of the provisions hereof shall not be construed as a waiver of such provisions or of the rights of such party thereafter to enforce each such provision.

20.9 The parties agree to issue mutual press releases concerning their entry into this Agreement, with the content of such releases to be approved (which consent shall not be unreasonably withheld or delayed) in advance by the parties. In all other respects, except as required by law, neither party shall use the name of the other party in any publicity release without the prior written permission of such other party, which shall not be unreasonably withheld. The other party shall have a reasonable opportunity to review and comment on any such proposed publicity release. Except as required by law, neither party shall publicly disclose the terms of this Agreement or issue any publicity release with regard thereto unless expressly authorised to do so by the other party which authorisation shall be agreed upon.

20.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their officers hereunto duly authorised as of the date first above written.

ARROW THERAPEUTICS LIMITED

Signature: /s/ Ken Powell
           ----------------------------

Name (in print): Ken Powell
                 ----------------------

Title: Chief Executive Officer
       --------------------------------


TRIANGLE PHARMACEUTICALS INC.

Signature: /s/ Chris A. Rallis
           ----------------------------

Name (in print): Chris A. Rallis
                 ----------------------

Title: President and COO
       --------------------------------


                       [SIGNATURE PAGE OF ARROW / TRIANGLE
                      COLLABORATION AND LICENSE AGREEMENT]

                                   SCHEDULE I

                                  ARROW PATENTS

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

                                   Schedule II

                                THE ARROW LIBRARY

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

                                  Schedule III

                             THE RESEARCH PROGRAMME

                  Triangle Pharmaceutical & Arrow Therapeutics
                        Agreement on Hepatitis C Project

The research programme has been broken down into its 11 component parts. A project plan is attached showing the time lines for development of the project.

***

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